Exhibit 24
       53-54
                              February 21, 1995



Mr. R. G. Reherman
Mr. A. E. Goebel
Southern Indiana Gas and Electric Company
29 N.W. Fourth Street
Evansville, Indiana 47741

J. H. Byington, Jr., Esq.
Winthrop, Stimson, Putnam & Roberts
40 Wall Street
New York, New York 10005


Dear Gentlemen:

    Southern Indiana Gas and Electric Company will file an
Annual Report on Form 10-K for the fiscal year ended
December 31, 1994 ("Form 10-K") before April 1, 1995 which will be accompanied by certain exhibits.

    We hereby authorize you, or any one of you, to complete said Form 10-K and to remedy any deficiencies with respect to said Form 10-K by appropriate amendment or amendments; and we hereby make, constitute and appoint each of you our true and lawful attorney for each of us and in each of our names, places and steads, both in our individual capacities as directors and that of officers of Southern Indiana Gas and Electric Company, to sign and cause to be filed with the Securities and Exchange Commission said Form 10-K, any appropriate amendment or amendments thereto, and any exhibits thereto.

    The undersigned, Southern Indiana Gas and Electric Company, also authorizes you and any one of you to sign said Form 10-K and any amendment or amendments thereto on its behalf as attorney-in-fact for its respective officers, and to file the same as aforesaid together with exhibits.

                   Very truly yours,

                   SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

                   By (R. G. Reherman)
                    R. G. Reherman, Chairman, President and
                        Chief Executive Officer


(Melvin H. Dodson)            (R. W. Shymanski)
Melvin H. Dodson              Richard W. Shymanski


(Walter R. Emge)              (Donald E. Smith)
Walter R. Emge                Donald E. Smith


(Robert L. Koch II)           (James S. Vinson)
Robert L. Koch II             James S. Vinson


(Jerry A. Lamb)               (N. P. Wagner)
Jerry A. Lamb                 N. P. Wagner


(Donald A. Rausch)            (A. E. Goebel)
Donald A. Rausch              A. E. Goebel


(Ronald G. Reherman)          (S. M. Kerney)
Ronald G. Reherman            S. M. Kerney


(John H. Schroeder)
John H. Schroeder